Exhibit 10.14

Notice of Grant of Stock Option and Option Agreement	Calix, Inc. ID: 68-0438710 2777 Orchard Parkway San Jose, CA 95134 (408) 514-3000

[Name] [Address]	Grant #: Plan: ID:

Pursuant to the Calix, Inc. (the “Company”) 2019 Equity Incentive Award Plan (the “Plan”), you (“Participant”) have been granted a nonqualified Stock Option (the “Option”) to buy shares of the Company’s common stock (“Stock”) as follows:

Option Date
Option Price per share
Total Shares Granted
Total Option Price
Expiration Date

Shares in each period will become fully vested on the date shown, subject to your continued service on each applicable vesting date.

Shares	Vest Type	Full Vest Date

By your signature and the Company’s signature below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and the Stock Option Agreement attached hereto as Exhibit A, each of which are incorporated herein by reference.

CALIX, INC.:	PARTICIPANT:
By:	By:

[Name]	[Name]
[Title]	[Address]

EXHIBIT A
TO STOCK OPTION GRANT NOTICE

CALIX, INC. STOCK OPTION AGREEMENT
Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Calix, Inc., a Delaware corporation (the “Company”), has granted to Participant an Option under the Company’s 2019 Equity Incentive Award Plan, as amended from time to time (the “Plan”), to purchase the number of shares of Stock indicated in the Grant Notice.
ARTICLE 1.
GENERAL
1.1    Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
1.2    Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE 2.
GRANT OF OPTION
2.1    Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Section 12.2 of the Plan. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.
2.2    Exercise Price. The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the shares of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and Participant owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the price per share of the shares of Stock subject to the Option shall not be less than 110% of the Fair Market Value of a share of Stock on the Grant Date.
2.3    Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate

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the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
ARTICLE 3.
PERIOD OF EXERCISABILITY
3.1    Commencement of Exercisability.
(a)    Subject to Sections 3.2, 3.3, 5.10 and 5.15 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.
(b)    No portion of the Option which has not become vested and exercisable at the date of Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Participant.
(c)    Notwithstanding Section 3.1(a) hereof and the Grant Notice, but subject to Section 3.1(b) hereof, pursuant to Section 12.2(e) of the Plan, the Option shall become fully vested and exercisable with respect to all shares of Stock covered thereby in the event of a Change in Control, in connection with which the successor corporation does not assume the Option or substitute an equivalent right for the Option. Should the successor corporation assume the Option or substitute an equivalent right, then no such acceleration shall apply. Notwithstanding the preceding sentence, in the event the successor corporation in a Change in Control assumes or substitutes for the Option in accordance with Section 12.2(d) of the Plan, then if the Participant experiences a Termination of Service by the Company without Cause or a Constructive Termination, in each case, within the twelve (12) month period commencing upon a Change in Control, the Option shall vest with respect to one hundred percent (100%) of the shares of Stock subject to the Option as of immediately prior to such Termination of Service or Constructive Termination.
3.2    Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.
3.3    Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)    The Expiration Date set forth in the Grant Notice, which shall in no event be more than ten (10) years from the Grant Date;
(b)    If this Option is designated as an Incentive Stock Option and Participant owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the expiration of five (5) years from the Grant Date;
(c)    The expiration of three (3) months from the date of Participant’s Termination of Service, unless such termination occurs by reason of Participant’s death or disability; or

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(d)    The expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death or disability.
3.4    Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options, including the Option (if applicable), are exercisable for the first time by Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. Participant also acknowledges that an Incentive Stock Option exercised more than three (3) months after Participant’s Termination of Service, other than by reason of death or disability, will be taxed as a Non-Qualified Stock Option.
3.5    Tax Indemnity.
(a)    The Participant agrees to indemnify and keep indemnified the Company, any Subsidiary and his/her employing company, if different, from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, withholding tax and any other employment related taxes or social security contributions in any jurisdiction) that is attributable to (1) the grant or exercise of, or any benefit derived by the Participant from, the Option, (2) the acquisition by the Participant of the Stock on exercise of the Option, or (3) the disposal of any Stock.
(b)    The Option cannot be exercised until the Participant has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the Option and/or the acquisition of the Stock by the Participant. The Company shall not be required to issue, allot or transfer Stock until the Employee has satisfied this obligation.
ARTICLE 4.
EXERCISE OF OPTION
4.1    Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
4.2    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.
4.3    Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

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(a)    An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;
(b)    The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which shall be made by deduction from other compensation payable to Participant or in such other form of consideration permitted under Section 4.4 hereof that is acceptable to the Company;
(c)    Any other written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act or any other applicable law, rule or regulation; and
(d)    In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.
Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.
4.4    Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:
(a)    Cash or check;
(b)    With the consent of the Administrator, surrender of shares of Stock (including, without limitation, shares of Stock otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or
(c)    Other property acceptable to the Administrator (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).
4.5    Conditions to Issuance of Stock. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company. Such shares of Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
(a)    The admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed;

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(b)    The completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)    The receipt by the Company of full payment for such shares of Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof; and
(e)    The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.
4.6    Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares of Stock shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 12.2 of the Plan.
ARTICLE 5.
OTHER PROVISIONS
5.1    Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.
5.2    Whole Shares. The Option may only be exercised for whole shares of Stock.
5.3    Option Not Transferable. Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the Option have been issued, and all restrictions applicable to such shares of Stock have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

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5.4    Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
5.5    Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Stock contemplated by Section 12.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Stock), the Administrator shall make such adjustments the Administrator deems appropriate in the number of shares of Stock subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 12.2 of the Plan.
5.6    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.6, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 5.6. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
5.7    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.8    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
5.9    Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
5.10    Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.
5.11    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in

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Section 5.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
5.12    Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date with respect to such shares of Stock or (b) within one (1) year after the transfer of such shares of Stock to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.
5.13    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
5.14    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.
5.15    Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
5.16    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Stock as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.
5.17    Data Privacy. Without limiting the generality of any other provision of this Agreement, Section 10.8 (“Data Privacy”) of the Plan is hereby expressly incorporated into this Agreement as if first set forth herein.

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5.18    Additional Terms for Participants Providing Services Outside the United States. To the extent the Participant provides services to the Company in a country other than the United States, the Option shall be subject to such additional or substitute terms as shall be set forth for such country in Exhibit A-1 attached to this Agreement. If the Participant relocates to one of the countries included in Exhibit A-1 during the life of the Option, the special provisions for such country shall apply to the Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. In addition, the Company reserves the right to impose other requirements on the Option and the shares of Stock issued upon exercise of the Option, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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EXHIBIT A-1
TO STOCK OPTION AGREEMENT
ADDITIONAL TERMS AND CONDITIONS BY COUNTRY
Certain capitalized terms used but not defined in this Exhibit A-1 shall have the meanings set forth in the Plan and/or the Agreement.
TERMS AND CONDITIONS
This Exhibit A-1 includes additional terms and conditions that govern any Options granted under the Plan if, under applicable law, you are a resident of, are deemed to be a resident of or are working in one of the countries listed below. Furthermore, the additional terms and conditions that govern any Option granted hereunder may apply to you if you transfer employment and/or residency to one of the countries listed below and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you.
NOTIFICATIONS
This Exhibit A-1 also includes notifications relating to exchange control and other issues of which you should be aware with respect to your participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries to which this Exhibit A-1 refers as of May 2019. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the notifications herein as the only source of information relating to the consequences of your participation in the Plan because the information may be outdated when you exercise the Option and acquire shares of Stock under the Plan, or when you subsequently sell shares of Stock acquired under the Plan.
In addition, the notifications are general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. Finally, if you are a citizen or resident of a country other than the one in which you are currently residing and/or working or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you or you may be subject to the provisions of one or more jurisdictions.

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ALL NON-U.S. JURISDICTIONS

NOTIFICATIONS

Insider Trading Restrictions/Market Abuse Laws. You may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the shares of Stock are listed and in applicable jurisdictions including the United States and your country or your broker’s country, if different, which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock or rights linked to the value of shares of Stock during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you place before you possessed inside information. Furthermore you could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  You are responsible for ensuring your compliance with any applicable restrictions and you should speak with your personal legal advisor on this matter.

Foreign Asset/Account, Tax Reporting Information. Your country of residence may have certain foreign asset and/or account reporting requirements which may affect your ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends received, or sale proceeds arising from the sale of shares of Stock) in a brokerage or bank account outside of your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to your country within a certain time after receipt. You are responsible for ensuring your compliance with such regulations, and you should speak with your personal legal advisor on this matter.

TERMS AND CONDITIONS

For employment law purposes outside the United States, the Option, shares subject to the Option, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including but not limited to for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar mandatory payments.

Neither the Company nor any Subsidiary of the Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Option or of any shares of Stock acquired upon exercise of the Option or the subsequent sale of any such shares.

CANADA

TERMS AND CONDITIONS
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In respect of a Participant who is subject to tax under the Income Tax Act (Canada) in respect of the exercise or disposition of an Option, notwithstanding anything in the Grant Notice, the Agreement or the Plan, the Participant shall under no circumstances (without the prior written consent of the Company) have the right to transfer to the Company (as payment of the exercise price or otherwise) any shares of Stock which were received by the Participant upon exercise of the Option.

By accepting this grant of securities, Participant represents and warrants to the Company that the Participant’s participation in the trade and acceptance of such securities is voluntary and that the Participant has not been induced to participate by expectation of engagement, appointment, employment, continued appointment or continued employment, as applicable.

The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention (« Agreement »), ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

FRANCE

TERMS AND CONDITIONS

The following additional terms and conditions shall apply to the grant of Stock Options intended to qualify for specific French personal income tax and social security treatment in France applicable to stock options granted under Articles L. 225-177 to L. 225-186-1 of the French Commercial Code (hereafter defined as “French Stock Options”) to qualifying employees and corporate officers (i.e., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions) in France who are residents in France for French tax purposes and/or subject to the French social security regime (hereafter the “French Award Participants”).
French Award Participants will be granted French Stock Options only as set forth below. For the purposes hereof, the following terms shall have the following meanings:
“French Entity” shall have the meaning ascribed “Subsidiary” under Article L 225-180 of the French Commercial Code. A French Entity also means (i) a French permanent establishment of the Company and (ii) a French permanent establishment of a non-French subsidiary of the Company and (iii) the French permanent establishment of a non-French company of which the Company is a subsidiary.
“Closed Period” shall have the meaning ascribed in Article L. 225-177 of the French Commercial Code as:
(i)    Ten quotation days preceding and following the date on which the consolidated financial statements or the annual statements of the Company are published; or
(ii)    Any period during which the corporate management of the Company possesses confidential information which could, if disclosed to the public, significantly impact the market
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price of the Shares, until ten quotation days after the day such information is disclosed to the public.
    The Plan has been approved by the shareholders of the Company effective as of May 13, 2020 with authorization given to the Administrator to grant Options to purchase Shares at a specific exercise price. The authorization may be used by Administrator under the Plan for a maximum period of 76 months following the date on which the Plan was approved (or reapproved) by the Company’s shareholders.
    In addition, the Administrator shall not grant any Stock Options to a French Award Participants less than twenty quotation days after a coupon giving a right to a dividend or to a capital increase has been detached from the Shares.
    If the French Commercial Code is amended after the grant of French Stock Options to modify the definition and/or applicability of the Closed Periods to French Stock Options, such amendments shall become applicable to any French Stock Options granted under the Plan, to the extent required or permitted under French law.
In order to be eligible for a French Stock Option hereunder, the French Award Participant represents and warrants that the French Award Participant (i) is not a director of a French Entity, unless the director is an employee or a corporate officer as defined under Article L. 225-185 of the French Commercial Code of a French Entity, (ii) is not an employee or corporate officer owning more than ten percent (10%) of the Company’s share capital on the Grant Date and (iii) is an employee or corporate officer under French law.
    For the purposes of French Stock Options, the Fair Market Value of a Share shall be determined according to the provisions of the Plan, subject to the following limitations:
(i)    (a) If the Shares are listed on any established securities exchange or a national market system, or (b) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value will in no case be less than eighty percent (80%) of the average of the closing sales price for a Share as quoted on said securities exchange market during the twenty quotation days prior to the day of the Administrator’s decision to grant the Stock Options; or
(ii)    In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator in connection with the price held at the time of the last operation affecting the share capital of the Company, unless otherwise decided by the Administrator by a well-founded decision, and in consideration of the applicable laws and regulations applicable on this date.
The Stock Option Exercise Price shall be determined on the Grant Date of the French Stock Options to the French Award Participant. Any adjustment made to the Stock Option Exercise Price and/or the number of French Stock Options awarded hereunder, shall not provide more advantages to the French Award Participant than those which would result from any adjustments that would be made in accordance with the provisions of Articles L. 225-181 of the French Commercial Code.
The French Award Participant will not be entitled to receive Dividend Equivalents with respect to the French Stock Options granted.
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The French Award Participant is not a shareholder and shall not be entitled to any shareholder’s rights, including but not limited to right to dividends or other distributions made or right to vote, in respect of the French Stock Options, until the underlying Shares have been issued or delivered to the French Award Participant.
As from the settlement date of Shares issued or delivered upon exercise of the French Stock Options, the French Award Participant shall be entitled to dividends, distributions, right to vote or any other rights attached to the shares as they arise.
The Shares issued or delivered to the French Award Participant pursuant to the exercise of the French Stock Options shall be recorded in an account in the name of the French Award Participant with the Company or a broker or in such other manner as the Company may otherwise determine in order to ensure compliance with applicable law.
    Except in the case of death of the French Award Participant, French Stock Options may not be transferred or surrendered to any third party and the underlying Shares shall be delivered only to the French Award Participant during his or her lifetime. The French Award Participant’s heirs shall be permitted to exercise any outstanding French Stock Options, whether or not vested, for a period of six months after the French Award Participant’s death.
    In the event of a corporate transaction or a Change in Control as set forth in Article 12 of the Plan, adjustments to the terms and conditions of the French Stock Options or underlying Shares may be made only in accordance with the Plan and pursuant to applicable French legal and tax rules. Nevertheless, the Administrator, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the French Stock Options might no longer qualify as French Stock Options.
    Assumption or substitution of the French Stock Options in case of a corporate transaction as well as an acceleration of the exercise date or any other mechanism implemented upon a corporate transaction, or in any other event, may result in the French Stock Options being no longer eligible for the special French tax and social security regime.
    It is intended that French Stock Options granted under the Plan shall qualify for the specific tax and social security treatment applicable to French Stock Options granted under Articles L. 225-177 to L. 225-186-1 of the French Commercial Code and in accordance with the relevant provisions set forth by French tax and social security laws, but no undertaking is made to maintain such status. The terms hereof shall be construed accordingly and in accordance with the relevant guidelines published by French tax and social security administrations and subject to the fulfillment of certain legal, tax and reporting obligations, if applicable. Both the French Participant and the Company or any Subsidiary shall each bear the tax and social security charges that each must bear. If some charge to be borne by one party shall have been paid by the other party, the party that should have borne such charge shall promptly reimburse the other party of such charges. However, certain corporate transactions may impact the qualification of the French Stock Options and the underlying Shares for the specific regime in France.
    In the event of any conflict between the provisions hereof and the Plan, the provisions hereof shall control for any grants of French Stock Options made thereunder to French Award Participants.
    The grant of the French Stock Options shall not confer upon the French Award Participants, any employment rights and shall, in particular, not be construed as part of any employment contracts that a French Entity has with its employees.
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